EXHIBIT 16.1


December 12, 2006


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

     Re:  Caneum, Inc.
          File No. 000-30874

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Caneum, Inc. regarding the event that occurred on December 8, 2006, and agree with the statements concerning our Firm contained therein.

                                        Very truly yours,

                                        /s/ Haskell & White LLP
                                        HASKELL & WHITE LLP